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                                                                    Exhibit 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of GlobeSpan, Inc, of our report dated April 25, 2001 relating to the financial statements and financial statement schedule of Virata Corporation, which appears in Virata Corporation's Annual Report on Form 10-K for the year ended April 1, 2001. We also consent to the references to us under the headings "Experts" and "Virata Selected Historical Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
November 2, 2001
San Jose, California.